Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of PDF Solutions, Inc. of our reports dated February 24, 2026 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in PDF Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

May 13, 2026